                                                                    EXHIBIT 99.1

[GRAPHIC]Triad
         Hospitals, Inc.                         NEWS
--------------------------------------------------------------------------------
                                                           FOR IMMEDIATE RELEASE

Investor Contact:                                                 Media contact:
Deborah Little                                          Patricia G. Ball, Ed. D.
Investor Relations Coordinator and                Vice President, Marketing & PA
Executive Assistant to the CFO                                      972-789-2719
972-701-2259

                           Triad Reports 2001 Results

                         EPS for Fourth Quarter of $0.20
             From Continuing Operations and Excluding Special Items

DALLAS, TX (February 19, 2002) - Triad Hospitals, Inc. (the "Company" or "Triad") (NYSE: TRI) today announced consolidated financial results for the three months and year ended December 31, 2001.

"We are delighted with the progress we have made toward fully integrating the former Quorum hospitals into Triad," said Triad Chairman and CEO, James D. Shelton. "It is a tribute to our hospital teams, physicians, community leaders, and corporate team that we have been able to accomplish that objective while generating favorable financial and operating results. We are now well positioned for 2002 and beyond."

Quarterly Financial Results
---------------------------

For the three months ended December 31, the Company reported revenues of $831.0 million; earnings before interest, taxes, depreciation, amortization and certain other charges ("EBITDA") of $121.7 million; and diluted earnings per share ("EPS") from continuing operations of $0.14.

For the three months ended December 31, excluding special items, the Company reported revenues of $831.0 million; EBITDA of $122.3 million; and diluted EPS from continuing operations of $0.20.

The special items consisted of: (i) the sale of a hospital; (ii) a non-cash impairment charge; and (iii) receipt of preliminary appraisals and allocations for the assets acquired from Quorum Health Group, Inc. ("Quorum").

Specifically, the Company (i) sold Paradise Valley Hospital for $55 million and recorded a $22.0 million pretax gain on sale ($0.19 per share positive after tax) and a related $0.6 million non-cash charge to provision for doubtful accounts ($0.00 per share); (ii) recorded a non-cash impairment charge of $23.1 million related primarily to the writedown of goodwill at Alice Regional Hospital ($0.29 per share negative after tax); and (iii) received preliminary appraisals and purchase price allocations for the Quorum assets that resulted in a $7.8 million reduction in depreciation expense, a $0.8 million reduction in interest expense, and a $3.6 million increase in amortization expense attributable to prior periods (net impact $0.04 per share positive after tax).

Continuing operations also excluded a non-cash extraordinary loss on early retirement of debt in connection with the Company's prepayment of its Asset Sale Loan ($0.01 per share negative). Diluted EPS was $0.13 after the non-cash extraordinary loss on retirement of debt.

Cash flow from operations for the quarter totaled $141.8 million before cash interest and cash tax payments of $64.8 million, or $77.0 million after cash interest and cash tax.

Quarterly Operating Results
---------------------------

For Triad facilities owned prior to the Quorum acquisition, on a pro forma and same-facility basis, patient admissions increased 3.5%, inpatient revenue per admission increased 12.5%, adjusted admissions increased 5.2%, patient revenue per adjusted admission increased 11.2%, outpatient visits decreased (3.4)%, and revenues increased 19.1% for the quarter over the prior year period.

On a pro forma and same-facility basis including former Quorum facilities, patient admissions increased 2.8%, adjusted admissions increased 3.6%, patient revenue per adjusted admission increased 7.7%, outpatient visits decreased (1.5)%, and revenues increased 11.6% for the quarter over the prior year period.

The Company for the first time reported reimbursable expenses as a separate expense line item. Reimbursable expenses are those operating expenses incurred by the Company's QHR management and consulting subsidiary that are billed dollar-for-dollar to the hospitals served by QHR. They consist almost entirely of salaries and benefits. An identical amount is included in the Company's revenues. For the 4th quarter, reimbursable expenses were $15.3 million.

(Previously, in its results for the 2nd and 3rd quarters, the Company included reimbursable expenses in the salaries and benefits expense line. For the 2nd quarter, which included only the two months of QHR following the acquisition, those reimbursable expenses were $10.6 million; for the 3rd quarter, they were $15.7 million.)

For the 4th quarter, EBITDA excluding special items as a percent of revenue was 14.8%. Excluding certain anticipated transition costs related to the 2001 integration of the former Quorum facilities, EBITDA as a percent of revenue was 15.0%.

Annual Financial Results
------------------------

For the year ended December 31, the Company reported revenues of $2,669.5 million, EBITDA of $361.1 million, and diluted EPS from continuing operations of $0.10. Including extraordinary loss on retirement of debt, diluted EPS was $0.05.

For the year ended December 31, excluding certain special items, the Company reported revenues of $2,677.8 million, EBITDA of $392.3 million, and diluted EPS from continuing operations of $0.61. These results include the annual impact of the preliminary appraisals and allocations; see "Impact of Appraisals and Purchase Price Allocations" below for additional details.

The special items for the year consist of (i) the sale of a hospital and (ii) an impairment charge recorded in the 4th quarter described above, as well as two items recorded in the 2nd quarter: (x) non-recurring charges associated with coordinating Quorum's accounting policies, practices and estimation processes with those of Triad, and (y) non-cash stock option expense associated with the early vesting of options upon close of the acquisition.

Annual results include only eight months of Quorum facilities following the acquisition, in accordance with the purchase method of accounting used to record the transaction.

Cash flow from operations for the year totaled $436.2 million before cash interest and tax payments of $117.9 million, or $318.3 million after cash interest and tax.

Annual Operating Results
------------------------

For Triad facilities owned prior to the Quorum acquisition, on a pro forma and same-facility basis, patient admissions increased 5.9%, inpatient revenue per admission increased 6.7%, adjusted admissions increased 5.4%, patient revenue per adjusted admission increased 5.9%, outpatient visits increased 2.8%, and revenues increased 12.3% for the year over the prior year period.

On a pro forma and same-facility basis including former Quorum facilities, patient admissions increased 4.1%, adjusted admissions increased 3.3%, patient revenue per adjusted admission increased 4.9%, outpatient visits decreased (1.5)%, and revenues increased 8.2% for the year over the prior year period.

For the year, EBITDA excluding special items as a percent of revenue was 14.7%. Excluding certain anticipated transition costs related to the 2001 integration of the former Quorum facilities, EBITDA as a percent of revenue was 15.0%.

Impact of Appraisals and Purchase Price Allocations
---------------------------------------------------

The Company also reported its receipt of preliminary appraisals and purchase price allocations for the assets acquired when it purchased Quorum on April 27, 2001. The allocations are subject to revision based on final determination of the appraisals and other fair value determinations.

Compared to the estimates the Company had made prior to its receipt of appraisals, the appraisals and allocations reduced the Company's 2001 annual depreciation expense by $12.4 million, increased 2001 annual amortization expense by $5.9 million, and reduced 2001 annual interest expense for changes in deferred loan costs by $1.3 million.

For the 4th quarter, the Company's $0.14 diluted EPS from continuing operations includes (among other things) the portion of the appraisal impact actually attributable to the prior quarters, specifically a $7.8 million reduction in depreciation expense, a $0.8 million reduction in interest expense, a $3.6 million increase in amortization expense, and related tax provision impact. For the 4th quarter, the Company's $0.20 diluted EPS from continuing operations excluding special items excludes (among other things) the portion of the appraisal impact attributable to the prior quarters.

For the prior quarters, the Company has recast pro forma results in order to reflect the pro forma impact of the appraisals and allocations on those periods.

For the 3rd quarter, the pro forma impact of the appraisals and allocations reduced depreciation by $4.7 million, reduced interest expense by $0.5 million, increased amortization by $2.2 million, and increased income tax provision by $1.3 million, resulting in pro forma diluted EPS of $0.11 versus diluted EPS of $0.09 previously reported in the earnings release for that period.

For the 2nd quarter, the pro forma impact of the appraisals and allocations reduced depreciation by $3.1 million, reduced interest expense by $0.3 million, increased amortization by $1.4 million, and increased income tax provision by $0.1 million, resulting in pro forma diluted EPS of $0.10 versus pro forma diluted EPS of $0.07 from continuing operations previously reported in the earnings release for that period.

For the 1st quarter, the pro forma impact of the combined state and federal tax rates, based on the transaction and related appraisals and allocations, reduced income tax provision by $0.3 million, resulting in pro forma diluted EPS of $0.23 versus diluted EPS of $0.22 previously reported in the earnings release for that period.

Summarizing the recast pro forma results for the four quarters of 2001 to reflect the impact of the preliminary appraisals and allocations, the diluted EPS excluding special items for the four quarters was $0.23, $0.10, $0.11, and $0.20.

The sum of diluted EPS excluding special items for the quarters of $0.64 is not equivalent to the diluted EPS for the year excluding certain special items of $0.61 due to the difference between quarterly and year-to-date weighted average share calculations caused by the Company's issuance of new shares upon the acquisition of Quorum.

Balance Sheet Data
------------------

At December 31, cash and cash equivalents were $16.3 million. Accounts receivable days outstanding were 64 during the quarter for the Triad facilities that were owned prior to the Quorum acquisition, down from 73 days in the prior year quarter.

Total debt outstanding was $1,781.0 million, or $1,773.8 million net of a $7.2 million original issue discount on the Company's 11% Senior Subordinated Notes. The Company had reduced the balance on its Asset Sale Loan to $0 from $79.0 million at September 30 and from $150.0 million at the close of the Quorum acquisition. It had drawn down $46.0 million on its $250.0 million Revolving Credit Facility. In January 2002, the Company entered into an agreement to swap $100 million of its floating rate debt into fixed rate debt for two years at an interest rate of 6.22%. Shareholders' equity totaled $1,731.5 million at December 31.

The Company spent $256.8 million on capital expenditures in 2001, including $56.2 million spent by Quorum prior to the acquisition. The Company expects to spend approximately $350 million on capital expenditures in 2002. Up to $100 million of the total is expected to be for maintenance capital expenditures; the remainder is expected to consist of development and growth capital expenditures to complete three new hospitals, several major expansions, and a number of smaller growth capital projects.

Company's Outlook
-----------------

"With the start of 2002, Triad enters a whole new phase," said Chairman and CEO Shelton. "In our first phase during 1999 and 2000, we spun Triad off as a separate company, implemented our unique physician and community strategy, rationalized our portfolio, and reduced debt. In our second phase during 2001, we bought Quorum and integrated its operations into Triad. In this third phase, we are enthusiastic about continuing to drive our operating performance while maintaining our fundamental commitment to our patients, physicians and communities."

The Company remains comfortable with its previous 2002 EPS guidance of $1.40-1.48, which includes an estimated change to goodwill amortization associated with the Company's required adoption of new financial accounting standards. The previous guidance included the impact on depreciation and amortization expense of the preliminary appraisals and purchase price allocations.

The Company will conduct a conference call at 9:30 am Eastern Time (8:30 am Central Time) today, February 19, to discuss its quarterly results. To listen to the call, please call 913-981-5507, conference code 454731. This conference call will be simulcast on the Internet via the Triad website at www.triadhospitals.com. A recorded replay of the call will be available for 14 days at 719-457-0820, conference code 454731.

Triad, through its affiliates, owns and manages hospitals and ambulatory surgery centers in small cities and selected urban markets. The Company has 47 hospitals (including one new hospital under construction) and 14 ambulatory surgery centers in 16 states with approximately 8,600 licensed beds. In addition, through its QHR subsidiary, the Company provides hospital management, consulting and advisory services to more than 200 independent community hospitals and health systems in 43 states.

                                      -30-

--------------------------------------------------------------------------------

This press release contains forward-looking statements based on current management expectations. Numerous factors, including those related to market conditions and those detailed from time-to-time in the Company's filings with the Securities and Exchange Commission, may cause results to differ materially from those anticipated in the forward-looking statements. Many of the factors that will determine the Company's future results are beyond the ability of the Company to control or predict. These statements are subject to risks and uncertainties and, therefore, actual results may differ materially.

Readers should not place undue reliance on forward-looking statements, which reflect management's views only as of the date hereof. The Company undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

All references to "Company", "Triad", and "Triad Hospitals, Inc." as used throughout this document refer to Triad Hospitals, Inc. and its affiliates.

                              Triad Hospitals, Inc.
           Consolidated Statement of Income (Excluding Special Items)
                For the Periods Ended December 31, 2001 and 2000
                                    Unaudited
                (Dollars in millions, except earnings per share)

                                                                                    For the three months ended
                                                                                    --------------------------
                                                                              2001                              2000 (1)
                                                                              ----                              --------
                                                                      Amount       Percentage             Amount       Percentage
                                                                      ---------    ----------             ---------    ----------
Revenues                                                              $   831.0        100.0%             $   319.0        100.0%

Operating expenses:
  Salaries and benefits                                                   352.8         42.4%                 130.8         41.0%
  Reimbursable expenses                                                    15.3          1.8%                     -          0.0%
  Supplies                                                                125.9         15.2%                  47.8         15.0%
  Other operating expenses                                                153.5         18.5%                  64.8         20.3%
  Provision for doubtful accounts                                          67.6          8.1%                  23.8          7.5%
  Depreciation                                                             39.6          4.8%                  18.9          5.9%
  Amortization                                                             12.3          1.5%                   2.0          0.5%
  Interest expense                                                         38.1          4.6%                  14.4          4.5%
  ESOP expense                                                              2.4          0.3%                   2.3          0.7%
  (Gain) on sale of assets                                                   -           0.0%                    -           0.0%
  Impairment of long lived assets                                            -           0.0%                    -           0.0%
                                                                      ---------    ----------             ---------    ----------
Total operating expenses                                                  807.5         97.2%                 304.8         95.5%
                                                                      ---------    ----------             ---------    ----------

Income from continuing operations before minority
    interests, equity in earnings and income taxes                         23.5          2.8%                  14.2          4.5%
Minority interests in earnings of consolidated entities                    (0.7)        (0.1%)                 (2.7)        (0.8%)
Equity in earnings of affiliates                                            6.4          0.8%                  (0.7)        (0.2%)
                                                                      ---------    ----------             ---------    ----------
Income before income tax provision                                         29.2          3.5%                  10.8          3.4%

Income tax provision                                                      (14.2)        (1.7%)                 (6.8)        (2.1%)
                                                                      ---------    ----------             ---------    ----------

Income from continuing operations                                          15.0          1.8%                   4.0          1.3%

Extraordinary loss on retirement of debt, net of income tax
benefit of $0.5 million                                                    (0.8)        (0.1%)                   -           0.0%
                                                                      ---------    ----------             ---------    ----------

Net income                                                            $    14.2          1.7%             $     4.0           1.3%
                                                                      =========    ==========             =========    ==========

Income  per share:
  Basic

      Continuing operations                                           $    0.21                           $    0.12
      Extraordinary loss on retirement of debt                        $   (0.01)                          $      -
                                                                      ---------                           ---------
      Net income                                                      $    0.20                           $    0.12
                                                                      =========                           =========

  Diluted

      Continuing operations                                           $    0.20                           $    0.11
      Extraordinary loss on retirement of debt                        $   (0.01)                          $      -
                                                                      ---------                           ---------
      Net income                                                      $    0.19                           $    0.11
                                                                      =========                           =========

Shares used in earnings per share calculations                       69,933,105                          32,276,606
Shares used in diluted earnings per share calculations               73,477,908                          35,486,455

EBITDA (2)                                                            $   122.3                           $    51.1
EBITDA margin (as % of revenues)                                           14.8%                               16.0%


(1) 2000 results exclude $1.0 million in revenues, ($8.1) million in EBITDA, and a $7.1 million non-cash impairment charge, all resulting from the closure of Mission Bay Hospital in San Diego, California, and $3.3 million in gains on sales related primarily to the sale of Community Medical Center of Sherman in Sherman, Texas. The EPS impact of the special items was ($0.22).

(2) EBITDA is defined as earnings before interest expense, income taxes, depreciation, amortization, ESOP expense, gain on sale of assets, impairment of long-lived assets, and minority interests. EBITDA comprises:

     Revenues                                                         $   831.0        100.0%             $   319.0        100.0%
     Less:
              Salaries and benefits                                       352.8         42.4%                 130.8         41.0%
              Reimbursable expenses                                        15.3          1.8%                     -          0.0%
              Supplies                                                    125.9         15.2%                  47.8         15.0%
              Other operating expenses                                    153.5         18.5%                  64.8         20.3%
              Provision for doubtful accounts                              67.6          8.1%                  23.8          7.5%
              Equity in earnings of affiliates                             (6.4)        (0.8%)                  0.7          0.2%
                                                                     ------------------------            ------------------------
     EBITDA                                                           $   122.3         14.8%             $    51.1         16.0%


                              Triad Hospitals, Inc.
           Consolidated Statement of Income (Excluding Special Items)
                For the Periods Ended December 31, 2001 and 2000
                                    Unaudited
                (Dollars in millions, except earnings per share)

                                                                                    For the twelve months ended
                                                                                    --------------------------
                                                                              2001                              2000 (1)
                                                                              ----                              --------
                                                                      Amount       Percentage             Amount       Percentage
                                                                      ---------    ----------             ----------    ----------
Revenues                                                              $ 2,677.8         100.0%            $  1,233.1         100.0%

Operating expenses:
  Salaries and benefits                                                 1,124.7          42.0%                 507.4          41.1%
  Reimbursable expenses                                                    41.6           1.5%                     -           0.0%
  Supplies                                                                411.2          15.4%                 184.6          15.0%
  Other operating expenses                                                501.7          18.7%                 256.2          20.8%
  Provision for doubtful accounts                                         220.8           8.2%                 101.8           8.3%
  Depreciation                                                            134.4           5.0%                  75.8           6.1%
  Amortization                                                             35.7           1.3%                   7.1           0.6%
  Interest expense                                                        126.0           4.7%                  57.3           4.6%
  ESOP expense                                                              9.3           0.4%                   7.0           0.6%
  (Gain) on sale of assets                                                 (1.1)          0.0%                  (0.4)          0.0%
  Impairment of long lived assets                                            -            0.0%                   0.9           0.0%
                                                                      ---------    ----------             ----------    ----------
Total operating expenses                                                2,604.3          97.2%               1,197.7          97.1%
                                                                      ---------    ----------             ----------    ----------

Income from continuing operations before minority
    interests, equity in earnings and income taxes                         73.5           2.8%                  35.4           2.9%
Minority interests in earnings of consolidated entities                    (7.7)         (0.3%)                 (9.0)         (0.8%)
Equity in earnings of affiliates                                           14.5           0.5%                  (1.4)         (0.1%)
                                                                      ---------    ----------             ----------    ----------
Income before income tax provision                                         80.3           3.0%                  25.0           2.0%

Income tax provision                                                      (43.0)         (1.6%)                (16.4)         (1.3%)
                                                                      ---------    ----------             ----------    ----------

Income from continuing operations                                          37.3           1.4%                   8.6           0.7%

Extraordinary loss on retirement of debt, net of income tax
benefit of $2.0 million                                                    (3.2)         (0.1%)                   -            0.0%
                                                                      ---------    ----------             ----------    ----------

Net income                                                            $    34.1           1.3%            $      8.6           0.7%
                                                                      =========    ==========             ==========    ==========


Income  per share:
  Basic
      Continuing operations                                           $    0.65                           $     0.27
      Extraordinary loss on retirement of debt                        $   (0.06)                          $       -
                                                                      ---------                           ----------
      Net income                                                      $    0.59                           $     0.27
                                                                      =========                           ==========

  Diluted
      Continuing operations                                           $    0.61                           $     0.25
      Extraordinary loss on retirement of debt                        $   (0.05)                          $       -
                                                                      ---------                           ----------
      Net income                                                      $    0.56                           $     0.25
                                                                      =========                           ==========


Shares used in earnings per share calculations                       57,658,685                           31,743,403
Shares used in diluted earnings per share calculations               61,055,694                           34,133,410

EBITDA (2)                                                            $   392.3                           $    181.7
EBITDA margin (as % of revenues)                                           14.7%                                14.7%


(1) 2000 results exclude $1.3 million in revenues and $0.3 million in EBITDA from closed and sold facilities and a pension accrual adjustment, plus a $4.2 million gain on sale, all reported in the first quarter of 2000; and $1.0 million in revenues, ($8.1) million in EBITDA, and a $7.1 million non-cash impairment charge, all resulting from the closure of Mission Bay Hospital in San Diego, California, and $3.3 million in gains on sales related primarily to the sale of Community Medical Center of Sherman in Sherman, Texas, all from the fourth quarter. The EPS impact of the special items was ($0.12) for the year.

(2) EBITDA is defined as earnings before interest expense, income taxes, depreciation, amortization, ESOP expense, gain on sale of assets, impairment of long-lived assets, and minority interests. EBITDA comprises:

     Revenues                                                         $ 2,677.8         100.0%             $ 1,233.1         100.0%
     Less:
              Salaries and benefits                                     1,124.7          42.0%                 507.4          41.1%
              Reimbursable expenses                                        41.6           1.5%                     -           0.0%
              Supplies                                                    411.2          15.4%                 184.6          15.0%
              Other operating expenses                                    501.7          18.7%                 256.2          20.8%
              Provision for doubtful accounts                             220.8           8.2%                 101.8           8.3%
              Equity in earnings of affiliates                            (14.5)         (0.5%)                  1.4           0.1%
                                                                     --------------------------           -------------------------
     EBITDA                                                           $   392.3          14.7%             $   181.7          14.7%


                               Triad Hospitals, Inc.
                                 Operating Data
                                    Unaudited

                                                                For the three months ended December 31,
                                                          ---------------------------------------------------
                                                               2001              2000            Change
                                                          ----------------  ---------------  ----------------
  Number of hospitals
  Owned and managed (1)                                                43               24                19
  Leased to third party                                                 2                2                 0
  Joint venture (equity) (2)                                            1                2                (1)
  Total at end of period (1)                                           46               28                18


  Licensed beds
  Owned and managed (1)                                             7,557            3,520             4,037
  Leased to third party                                               726              726                 0
  Joint venture (equity) (2)                                          166              282              (116)
  Total at end of period (1)                                        8,449            4,528             3,921


  Beds in service
  Owned and managed (1)                                             6,776            3,162             3,614
  Leased to third party                                               726              726                 0
  Joint venture (equity) (2)                                          129              245              (116)
  Total at end of period (1)                                        7,631            4,133             3,498

(1) Excludes one hospital under construction in Las Cruces, NM, with 172 beds.

(2) In January 2001, the Company acquired the remaining 50% interest of a former joint venture hospital.

                              Triad Hospitals, Inc.
                Operating Data-Excluding Former Quorum Facilities
                                    Unaudited


                                                                  For the three months ended December 31,
                                                                  ---------------------------------------

                                                              2001                 2000                 Change
                                                              ----                 ----                 ------
Operating Statistics (1)

Number of hospitals                                             24                    24                    -
Licensed beds                                                3,552                 3,477                   75
Admissions                                                  32,780                31,681                 3.5%
Average length of stay (days)                                  4.4                   4.5                (2.2%)
Surgeries                                                   53,816                52,122                 3.3%
Outpatient visits (excluding outpatient surgeries)         306,262               316,891                (3.4%)
Outpatient visits (including outpatient surgeries)         348,088               356,731                (2.4%)
Adjusted patient days                                      246,273               238,555                 3.2%
Adjusted admissions                                         55,982                53,213                 5.2%

Inpatient revenue per admission                           $6,134.3              $5,454.4                12.5%
Patient revenue per adjusted patient day                  $1,414.3              $1,248.4                13.3%
Patient revenue per adjusted admission                    $6,221.6              $5,596.4                11.2%

Patient revenues (millions)                                 $348.3                $297.8                17.0%
Non-patient revenues (millions)                              $19.6                 $11.0                78.2%
Revenues (millions)                                         $367.9                $308.8                19.1%


(1) Statistics exclude the former Quorum hospitals that the Company acquired April 27, 2001; one hospital that the Company manages but owns only 50% and reports on an equity basis; two hospitals leased to a third party; and all sold and closed facilities. Statistics include pro forma adjustments for one hospital that the Company acquired in the fourth quarter of 2000 as if the Company had owned it for the full fourth quarter of 2000, and adjustments for one hospital as if the Company had owned it in full and had consolidated it for financial reporting during the fourth quarter of 2000 (the Company acquired the remaining 50% interest and began reporting it on a consolidated basis effective January 1,
2001). Non-patient revenues include lease payments to the Company for the two hospitals leased to a third party.

                              Triad Hospitals, Inc.
                     Operating Data-Former Quorum Facilities
                                    Unaudited



                                                                  For the three months ended December 31,
                                                                  ---------------------------------------
                                                              2001                 2000                 Change
                                                              ----                 ----                 ------
Former Quorum Facilities (1)

Admissions                                                         34,292                33,573                 2.1%
Outpatient visits (excluding outpatient surgeries)                500,363               501,605                (0.2%)
Adjusted admissions                                                58,515                57,334                 2.1%
Patient revenue per adjusted admission                           $7,059.7              $6,715.1                 5.1%
Patient revenues (millions)                                        $413.1                $385.0                 7.3%
Revenues (millions) (2)                                            $457.7                $430.8                 6.2%


(1) Statistics are for former Quorum facilities only and exclude the following facilities that the Company has sold or closed: Carolinas Hospital System - Kingstree in Kingstree, SC, on which the Company's lease has been terminated; UniMed Medical Center and Kenmare Community Hospital in Minot, ND, which the Company sold on May 3, 2001; and Summit Hospital in Baton Rouge, LA, which the Company sold on August 7, 2001.

(2) Includes non-patient revenues, such as QHR (including reimbursable expenses).

                              Triad Hospitals, Inc.
                            Operating Data-Pro Forma
                                    Unaudited





                                                                  For the three months ended December 31,
                                                                  ---------------------------------------
                                                              2001                 2000                 Change
                                                              ----                 ----                 ------
Pro Forma (1)


Admissions                                                    67,072                65,254                 2.8%
Outpatient visits (excluding outpatient surgeries)           806,625               818,496                (1.5%)
Adjusted admissions                                          114,497               110,557                 3.6%
Patient revenue per adjusted admission                      $6,650.0              $6,176.0                 7.7%
Patient revenues (millions)                                   $761.4                $682.8                11.5%
Revenues (millions) (2)                                       $825.6                $739.6                11.6%


(1) Excludes facilities that the Company has sold or closed: all of the former Quorum facilities previously mentioned, plus Mission Bay Hospital in San Diego, CA, which the Company closed in November 2000; Community Medical Center of Sherman in Sherman, TX, which the Company sold in December 2000; and Paradise Valley Hospital in Phoenix, AZ, which the Company sold in November 2001.


(2) Includes non-patient revenues, such as lease payments and QHR (including reimbursable expenses).

                              Triad Hospitals, Inc.
                Operating Data-Excluding Former Quorum Facilities
                                    Unaudited




                                                                 For the twelve months ended December 31,
                                                                 ----------------------------------------
                                                              2001                 2000                 Change
                                                              ----                 ----                 ------
Operating Statistics (1)


Number of hospitals                                              24                    24                    -
Licensed beds                                                 3,552                 3,477                   75
Admissions                                                  134,379               126,896                 5.9%
Average length of stay (days)                                   4.6                   4.5                 2.2%
Surgeries                                                   216,369               211,153                 2.5%
Outpatient visits (excluding outpatient surgeries)        1,301,715             1,265,842                 2.8%
Outpatient visits (including outpatient surgeries)        1,467,475             1,424,702                 3.0%
Adjusted patient days                                     1,033,238               967,770                 6.8%
Adjusted admissions                                         227,018               215,294                 5.4%

Inpatient revenue per admission                            $5,893.6              $5,522.6                 6.7%
Patient revenue per adjusted patient day                   $1,301.2              $1,244.2                 4.6%
Patient revenue per adjusted admission                     $5,922.0              $5,592.8                 5.9%

Patient revenues (millions)                                $1,344.4              $1,204.1                11.7%
Non-patient revenues (millions)                               $58.0                 $44.4                30.6%
Revenues (millions)                                        $1,402.4              $1,248.5                12.3%

(1) Statistics exclude the former Quorum hospitals that the Company acquired April 27, 2001; one hospital that the Company manages but owns only 50% and reports on an equity basis; two hospitals leased to a third party; and all sold and closed facilities. Statistics include pro forma adjustments for one hospital that the Company acquired in the fourth quarter of 2000 as if the Company had owned it for the full fourth quarter of 2000, and adjustments for one hospital as if the Company had owned it in full and had consolidated it for financial reporting during the fourth quarter of 2000 (the Company acquired the remaining 50% interest and began reporting it on a consolidated basis effective January 1,
2001). Non-patient revenues include lease payments to the Company for the two hospitals leased to a third party.

                              Triad Hospitals, Inc.
                     Operating Data-Former Quorum Facilities
                                    Unaudited



                                                                 For the twelve months ended December 31,
                                                                 ----------------------------------------
                                                              2001                 2000                 Change
                                                              ----                 ----                 ------
Former Quorum Facilities (1)


Admissions                                                   141,001               137,583                 2.5%
Outpatient visits (excluding outpatient surgeries)         2,074,328             2,160,966                (4.0%)
Adjusted admissions                                          238,530               235,161                 1.4%
Patient revenue per adjusted admission                      $6,828.1              $6,542.8                 4.4%
Patient revenues (millions)                                 $1,628.7              $1,538.6                 5.9%
Revenues (millions) (2)                                     $1,810.0              $1,721.6                 5.1%



(1) Statistics are for former Quorum facilities only and exclude the following facilities that the Company has sold or closed: Carolinas Hospital System - Kingstree in Kingstree, SC, on which the Company's lease has been terminated; UniMed Medical Center and Kenmare Community Hospital in Minot, ND, which the Company sold on May 3, 2001; and Summit Hospital in Baton Rouge, LA, which the Company sold on August 7, 2001.


(2) Includes non-patient revenues, such as QHR (including reimbursable expenses).

                              Triad Hospitals, Inc.
                            Operating Data-Pro Forma
                                    Unaudited



                                                                 For the twelve months ended December 31,
                                                                 ----------------------------------------
                                                              2001                 2000                 Change
                                                              ----                 ----                 ------
Pro Forma (1)


Admissions                                                    275,380               264,479                 4.1%
Outpatient visits (excluding outpatient surgeries)          3,376,043             3,426,808                (1.5%)
Adjusted admissions                                           465,551               450,474                 3.3%
Patient revenue per adjusted admission                       $6,386.2              $6,088.5                 4.9%
Patient revenues (millions)                                  $2,973.1              $2,742.7                 8.4%
Revenues (millions) (2)                                      $3,212.4              $2,970.1                 8.2%


(1) Excludes facilities that the Company has sold or closed: all of the former Quorum facilities previously mentioned, plus Mission Bay Hospital in San Diego, CA, which the Company closed in November 2000; Community Medical Center of Sherman in Sherman, TX, which the Company sold in December 2000; and Paradise Valley Hospital in Phoenix, AZ, which the Company sold in November 2001.


(2) Includes non-patient revenues, such as lease payments and QHR (including reimbursable expenses).

                              Triad Hospitals, Inc.
                        Consolidated Statement of Income
                For the Periods Ended December 31, 2001 and 2000
                                    Unaudited
                (Dollars in millions, except earnings per share)

                                                                                         For the three months ended
                                                                                         --------------------------
                                                                                  2001                            2000
                                                                                  ----                             ---
                                                                           Amount       Percentage         Amount      Percentage
                                                                         ----------     ----------       ---------     ----------
Revenues                                                                  $ 831.0        100.0%           $ 320.1        100.0%

Operating expenses:
  Salaries and benefits                                                     352.8         42.4%             134.9         42.2%
  Reimbursable expenses                                                      15.3          1.8%                 -          0.0%
  Supplies                                                                  125.9         15.2%              48.7         15.3%
  Other operating expenses                                                  153.5         18.5%              67.1         21.0%
  Provision for doubtful accounts                                            68.2          8.2%              25.5          8.0%
  Depreciation                                                               31.8          3.8%              19.1          5.9%
  Amortization                                                               15.9          1.9%               2.0          0.5%
  Interest expense                                                           37.3          4.5%              14.4          4.5%
  ESOP expense                                                                2.4          0.3%               2.4          0.7%
  (Gain) on sale of assets                                                  (22.0)        (2.6%)             (3.3)        (1.0%)
  Impairment of long lived assets                                            23.1          2.8%               7.1          2.2%
                                                                        ---------          ----          --------         -----
Total operating expenses                                                    804.2          96.8%            317.9         99.3%
                                                                        ---------         -----          --------         ----

Income from continuing operations before minority
    interests, equity in earnings and income taxes                           26.8          3.2%               2.2          0.7%
Minority interests in earnings of consolidated entities                      (0.7)        (0.1%)             (2.7)        (0.8%)
Equity in earnings of affiliates                                             6.4           0.8%              (0.8)        (0.2%)
                                                                        ---------          ----          ---------        ------
Income (loss) from continuing operations before income tax
provision                                                                    32.5          3.9%              (1.3)        (0.4%)

Income tax provision                                                        (21.9)        (2.6%)             (2.4)        (0.8%)
                                                                        ----------        ------         ---------        ------

Income (loss) from continuing operations                                     10.6          1.3%              (3.7)        (1.2%)

Extraordinary loss on retirement of debt, net of income tax benefit
of $0.5 million                                                              (0.8)        (0.1%)               --           0.0%
                                                                        ----------        ------        ---------        -----

Net income (loss)                                                           $ 9.8           1.2%            $ (3.7)       (1.2%)
                                                                        ==========        =====         ==========       ------

Income (loss) per share:
  Basic
      Continuing operations                                                $ 0.15                          $ (0.11)
      Extraordinary loss on retirement of debt                             $(0.01)                             $ -
                                                                       ----------                       ----------
      Net income (loss)                                                    $ 0.14                          $ (0.11)
                                                                       ==========                       ==========

  Diluted
      Continuing operations                                                $ 0.14                          $ (0.11)
      Extraordinary loss on retirement of debt                             $(0.01)                             $ -
                                                                       ----------                       ----------
      Net income (loss)                                                    $ 0.13                          $ (0.11)
                                                                       ==========                       ==========


Shares used in earnings per share calculations                         69,933,105                       32,276,606
Shares used in diluted earnings per share calculations                 73,477,908                       32,276,606

EBITDA (1)                                                                $ 121.7                           $ 43.1
EBITDA margin (as % of revenues)                                             14.7%                            13.4%


(1) EBITDA is defined as earnings before interest expense, income taxes, depreciation, amortization, ESOP expense, gain on sale of assets, impairment of long-lived assets, and minority interests. EBITDA comprises:

     Revenues                                                             $ 831.0        100.0%                $ 320.1        100.0%
     Less:
              Salaries and benefits                                         352.8         42.4%                  134.9         42.2%
              Reimbursable expenses                                          15.3          1.8%                      -          0.0%
              Supplies                                                      125.9         15.2%                   48.7         15.3%
              Other operating expenses                                      153.5         18.5%                   67.1         21.0%
              Provision for doubtful accounts                                68.2          8.2%                   25.5          8.0%
              Equity in earnings of affiliates                               (6.4)        (0.8%)                   0.8          0.2%
                                                                          -------        ------                -------        ------
     EBITDA                                                               $ 121.7         14.7%                 $ 43.1         13.4%

                             Triad Hospitals, Inc.
                        Consolidated Statement of Income
                For the Periods Ended December 31, 2001 and 2000
                                    Unaudited
                (Dollars in millions, except earnings per share)

                                                                                     For the twelve months ended
                                                                                     ---------------------------
                                                                                 2001                              2000
                                                                                 ----                              ----
                                                                          Amount       Percentage           Amount       Percentage
                                                                        ----------     ----------         ----------     ----------
Revenues                                                                 $ 2,669.5        100.0%           $ 1,235.5        100.0%

Operating expenses:
  Salaries and benefits                                                    1,128.5         42.3%               511.1         41.4%
  Reimbursable expenses                                                       41.6          1.6%                   -          0.0%
  Supplies                                                                   411.2         15.4%               185.6         15.0%
  Other operating expenses                                                   501.7         18.8%               259.8         21.0%
  Provision for doubtful accounts                                            239.9          9.0%               103.6          8.4%
  Depreciation                                                               134.4          5.0%                76.1          6.1%
  Amortization                                                                35.7          1.3%                 7.1          0.6%
  Interest expense                                                           126.0          4.7%                57.3          4.6%
  ESOP expense                                                                 9.3          0.4%                 7.1          0.6%
  (Gain) on sale of assets                                                   (23.1)        (0.9%)               (7.9)        (0.6%)
  Impairment of long lived assets                                             23.1          0.9%                 8.0          0.7%
                                                                             -----          ----                ----          ----
Total operating expenses                                                   2,628.3         98.5%             1,207.8         97.8%
                                                                          --------         -----            --------         -----

Income from continuing operations before minority
    interests, equity in earnings and income taxes                            41.2          1.5%                27.7          2.2%
Minority interests in earnings of consolidated entities                       (7.2)        (0.2%)               (9.0)        (0.7%)
Equity in earnings of affiliates                                              14.5          0.5%                (1.4)        (0.1%)
                                                                             -----          ----                -----       ------
Income from continuing operations before income tax provision                 48.5          1.8%                17.3          1.4%

Income tax provision                                                         (42.5)        (1.6%)              (12.9)        (1.0%)
                                                                             ------        ------              ------        ------

Income from continuing operations                                              6.0          0.2%                 4.4          0.4%

Extraordinary loss on retirement of debt, net of income tax benefit
of $2.0 million                                                               (3.2)        (0.1%)                 -           0.0%
                                                                              -----        ------                 --          ----

Net income                                                                   $ 2.8           0.1%              $ 4.4          0.4%
                                                                             =====          ====              ======          ====


Income (loss) per share:
  Basic
      Continuing operations                                                 $ 0.10                            $ 0.14
      Extraordinary loss on retirement of debt                             $ (0.06)                              $ -
                                                                        -----------                      -----------
      Net income                                                            $ 0.04                            $ 0.14
                                                                        ===========                      ===========

  Diluted
      Continuing operations                                                 $ 0.10                            $ 0.13
      Extraordinary loss on retirement of debt                             $ (0.05)                              $ -
                                                                        -----------                       -----------
      Net income                                                            $ 0.05                            $ 0.13
                                                                        ===========                       ===========


Shares used in earnings per share calculations                          57,658,685                        31,743,403
Shares used in diluted earnings per share calculations                  61,055,694                        34,133,410

EBITDA (1)                                                                 $ 361.1                           $ 174.0
EBITDA margin (as % of revenues)                                             13.4%                             14.1%


(1) EBITDA is defined as earnings before interest expense, income taxes, depreciation, amortization, ESOP expense, gain on sale of assets, impairment of long-lived assets, and minority interests. EBITDA comprises:

     Revenues                                                           $ 2,669.5          100.0%          $ 1,235.5        100.0%
     Less:
              Salaries and benefits                                       1,128.5           42.3%              511.1         41.4%
              Reimbursable expenses                                          41.6            1.6%                  -          0.0%
              Supplies                                                      411.2           15.4%              185.6         15.0%
              Other operating expenses                                      501.7           18.8%              259.8         21.0%
              Provision for doubtful accounts                               239.9            9.0%              103.6          8.4%
              Equity in earnings of affiliates                              (14.5)          (0.5%)               1.4          0.1%
                                                                        ----------        -------          -----------   --------
     EBITDA                                                               $ 361.1           13.4%            $ 174.0         14.1%

                              Triad Hospitals, Inc.
                           Consolidated Balance Sheets
                                    Unaudited
                              (Dollars in millions)

                                                                   December 31, December 31,
                                                                       2001         2000
                                                                       ----         ----
                                Assets

Current Assets

   Cash and cash equivalents                                       $     16.3  $      6.7
   Restricted cash                                                        5.7          --
   Accounts receivable, less allowances for doubtful accounts of
     $192.4 at December 31, 2001 and $122.9 at December 31, 2000        446.6       171.1
   Inventories                                                           82.2        34.7
   Income taxes                                                         103.1        40.5
   Prepaid expenses                                                      23.2         9.2
   Other receivables                                                     70.2        66.0
                                                                   ----------  ----------

Total current assets                                                    747.3       328.2

Property and equipment, at cost:
   Land                                                                 126.4        71.9
   Buildings                                                          1,173.4       540.7
   Equipment                                                            998.1       662.2
   Construction in progress                                             175.8        51.1
                                                                   ----------  ----------
                                                                      2,473.7     1,325.9
   Accumulated depreciation                                            (656.7)     (572.9)
                                                                   ----------  ----------
                                                                      1,817.0       753.0

Intangible assets, net of accumulated amortization                    1,295.8       227.8
Investment in equity of affiliates                                      189.4        79.4
Other                                                                   115.8        12.1
                                                                   ----------  ----------

Total assets                                                       $  4,165.3  $  1,400.5
                                                                   ==========  ==========

                        Liabilities and Equity

Current liabilities

   Accounts payable                                                $    122.4  $     67.4
   Accrued salaries                                                      80.0        31.8
   Current portion of long-term debt                                     30.9         9.0
   Other current liabilities                                            133.0        28.1
                                                                   ----------  ----------
Total current liabilities                                               366.3       136.3

Long-term debt                                                        1,742.9       581.7
Other liabilities                                                        68.4         9.6
Deferred taxes                                                          132.1        49.2
Minority interests in equity of consolidated entities                   124.1        50.0

Common stock                                                              0.7         0.4
Additional paid-in capital                                            1,810.2       659.3
Unearned ESOP compensation and stockholder notes receivable             (32.9)      (36.7)
Retained earnings                                                       (46.5)      (49.3)
                                                                   ----------  ----------
                                                                      1,731.5       573.7
                                                                   ----------  ----------

Total liabilities and equity                                       $  4,165.3  $  1,400.5
                                                                   ==========  ==========

                              Triad Hospitals, Inc.
                               Cash Flow Statement
                For the Periods Ended December 31, 2001 and 2000
                                    Unaudited
                              (Dollars in millions)

                                                                    For the three months ended       For the twelve months ended
                                                                    --------------------------       ---------------------------
                                                                       2001            2000             2001              2000
                                                                       ----            ----             ----              ----
Cash flows from operating activities
   Net income (loss)                                                   $ 9.8          $ (3.7)           $ 2.8           $ 4.4
   Adjustments to reconcile net income (loss) to net cash
     provided by operating activities:
      Provision for doubtful accounts                                   68.2            25.5            239.9           103.6
      Depreciation and amortization                                     47.7            21.0            170.1            83.2
      ESOP expense                                                       2.4             2.3              9.3             7.1
      Minority interests                                                 0.7             2.7              7.2             9.0
      Equity in earnings of affiliates                                  (6.4)            0.7            (14.5)            1.4
      (Gain) on sale of assets                                         (22.0)           (3.3)           (23.1)           (7.9)
      Deferred income taxes                                             19.1             2.4             39.7            11.8
      Impairment of long-lived assets                                   23.1             7.1             23.1             8.0
      Non-cash interest expense                                          4.9             0.2             10.3             1.0
      Non-cash stock option compensation                                 0.1             0.3              5.6             0.9
      Extraordinary item net of tax                                      0.8               -              3.2               -
      Increase (decrease) in cash from operating assets and liabilities
          Accounts receivable                                          (56.4)          (44.5)          (193.2)         (116.9)
          Inventories and other assets                                  11.3            (7.1)            13.3           (22.0)
          Accounts payable and other current liabilities               (23.7)            5.6             25.0           (19.9)
      Other                                                             (2.6)              -             (0.4)            7.9
                                                                        ----              --            -----             ---
      Net cash provided by operating activities                         77.0             9.2            318.3            71.6

Cash flows from investing activities
   Purchases of property and equipment                                 (86.4)          (37.2)          (200.6)          (94.4)
   Investment in and advances to affiliates                              8.7            (0.3)            17.7            22.7
   Proceeds received on sale of assets                                  55.8            16.3            127.8            20.7
   Acquisitions, net of cash acquired                                   (6.7)          (48.7)        (1,386.6)         (118.8)
   Restricted cash                                                         -               -             (5.7)              -
   Other                                                                (9.4)           (1.3)            (5.7)           (3.1)
                                                                        ----            ----             ----            ----
      Net cash (used in) investing activities                          (38.0)          (71.2)        (1,453.1)         (172.9)

Cash flows from financing activities
   Payments of long-term debt                                         (110.8)           (2.8)          (581.6)          (17.5)
   Proceeds from long-term debt                                         62.7            51.0          1,752.7            51.0
   Payment of debt issue cost                                            1.6               -            (45.8)              -
   Proceeds from issuance of common stock                                4.4             2.0             27.0             9.9
   Distributions to minority partners                                   (1.6)            0.4             (7.9)           (6.3)
                                                                        ----            ----            -----           -----
      Net cash provided by (used in) financing activities              (43.7)           50.6          1,144.4            37.1
                                                                       -----           -----         --------            ----

Change in cash and cash equivalents                                     (4.7)          (11.4)             9.6           (64.2)

Cash and cash equivalents at beginning of period                        21.0            18.1              6.7            70.9
                                                                       -----           -----             ----            ----

Cash and cash equivalents at end of period                            $ 16.3           $ 6.7           $ 16.3           $ 6.7
                                                                 ============    ===========     ============     ===========

Cash interest payments                                                  60.3            21.5            112.9            60.5
Cash income tax payments (net of refunds)                                4.5             1.9              5.0             2.6